SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported):  April 6, 2005


                          HOUSTON AMERICAN ENERGY CORP.
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               (Exact name of registrant as specified in Charter)


            Delaware                      0-33027              76-0675953
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 (State or other jurisdiction of        (Commission          (IRS Employer
  incorporation or organization)          File No.)        Identification No.)


                          801 Travis Street, Suite 2020
                              Houston, Texas 77002
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               (Address of Principal Executive Offices)(Zip Code)


                                  713-222-6966
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                            (Issuer Telephone number)


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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.     Other Events.

Pursuant to the terms of our participation in the Cara Cara concession in Colombia, Houston American Energy Corp. has been notified that the producing wells and associated producing field of the Cara Cara concession have attained "commerciality" as defined under the concession. As a result of such determination, Ecopetrol, the Colombian-owned oil company, is entitled to an additional thirty percent of production, as payment in-kind, from all current wells drilled on the Cara Cara concession and new wells drilled in the associated field and Ecopetrol will be responsible for thirty percent of the costs of operating existing wells and drilling and operating new wells in the associated field. An accounting is presently under way to determine the exact point in time at which "commerciality" occurred and Ecopetrol's allocable share of revenues and costs. The revised payments and expense burden do not apply to areas of concession outside of the field associated with the existing wells. Similarly, the changes do not affect Houston American's other concessions in Colombia.

Giving effect to the changes, Houston American's working interest in the Cara Cara concession continues to be 1.59%. The payments to Ecopetrol are treated in the nature of royalties even though Ecopetrol will be responsible for payment, or reimbursement, of its allocable share of operating expenses going forward.
As of April 4, 2005, after giving effect to the change in payments to Ecopetrol, Houston American's net daily production, after royalties, equaled approximately 158 barrels of oil per day and 198 mcf of natural gas per day. Daily oil production is up 27.4% from 124 barrels of oil per day at October 18, 2004, the date Houston American last posted its daily production.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              HOUSTON AMERICAN ENERGY CORP.
Dated:  April 7, 2005
                                         By:  /s/ John Terwilliger
                                              John Terwilliger,
                                              President and
                                              Chief Executive Officer


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